UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ON TRACK INNOVATIONS LTD.
(Exact Name of Registrant as Specified in its Charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

Z.H.R. Industrial Zone
P.O. Box 32, Rosh Pina, Israel 12000
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

ON TRACK INNOVATIONS LTD. 2001 SHARE OPTION PLAN
(Full Title of the Plan)

Galit Mendelson, VP of Corporate Relations
111 Wood Ave South, Suite 105, Iselin, New Jersey 08830, USA
Tel: (732) 429-1900 (#111)
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Edwin L. Miller Jr., Esq.	Shmuel Zysman, Adv.
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP	Zysman, Aharoni, Gayer & Co. Law Offices
One Post Office Sq.	41-45 Rothschild Bl., "Beit-Zion"
Boston, Massachusetts 02109	Tel Aviv 65748, Israel
(617) 338-2800	(011) 972-3-795-5555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer           ☐ Accelerated Filer        ☒ Non-Accelerated Filer       ☐ Smaller Reporting Company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value NIS 0.1 per share	634,000	$1.09 (2)	$691,060	$80
Ordinary shares, par value NIS 0.1 per share	66,000	$1.42 (3)	$93,720	$11
Ordinary shares, par value NIS 0.1 per share	300,000	$1.52 (3)	$456,000	$53
Total registration fee				$144

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, in addition to the number of Ordinary Shares listed above, there are being registered hereby an additional indeterminate number of Ordinary Shares as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions, and, in any such event, the number of shares registered hereby shall be automatically increased to cover the additional shares.

(2)
Calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $1.09 per share, which was the average of the high and low price per Ordinary Share as reported on the Nasdaq Global Market on January 26, 2012.

(3)	Calculated in accordance with Rule 457(h)(1) promulgated under the Securities Act, based on the exercise price of outstanding options.

Explanatory Note

        We are filing this Registration Statement on Form S-8 in connection with 1,000,000 Ordinary Shares issuable to eligible employees, consultants and non-employee directors of On Track Innovations Ltd., or the Company,  under the Company’s 2001 Share Option Plan, or the Plan, which are in addition to the 2,000,000 Ordinary Shares under the Plan registered on the Company’s Form S-8 filed on February 20, 2007 (Commission File No. 333-140786), the 1,500,000 Ordinary Shares under the Plan registered on the Company’s Form S-8 filed on February 4, 2008 (Commission File No. 333-149034), and the 950,000 Ordinary Shares under the Plan registered on the Company’s Form S-8 filed on March 25, 2011 (Commission File No. 333-173075), or the Prior Registration Statements.

        This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

        The increase in the number of shares authorized for issuance under the Plan was approved by the compensation committee of the board of directors of the Company, and the full board of directors at meetings held on November 30, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

        The following documents filed with or furnished to the Securities and Exchange Commission, or the SEC, by the Company are incorporated herein by reference and made a part hereof:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed with the SEC on March 30, 2011;

(2)	our Report on Form 6-K filed with the SEC on February 1, 2011;

(3)	our Report on Form 6-K filed with the SEC on February 3, 2011;

(4)	the GAAP financial statements in our Report on Form 6-K filed with the SEC on March 28, 2011;

(5)	the GAAP financial statements in our Report on Form 6-K filed with the SEC on May 24, 2011;

(6)	the GAAP financial statements in our Report on Form 6-K filed with the SEC on August 15, 2011;

(7)	our Report on Form 6-K filed with the SEC on September 13, 2011;

(8)	the GAAP financial statements in our Report on Form 6-K filed with the SEC on November 30, 2011;

(9)	our Report on Form 6-K filed with the SEC on January 11, 2012; and

(10)
the description of the Company’s ordinary shares contained in its Registration Statement on Form 8-A/A (Amendment No. 2) filed with the SEC on January 11, 2012, including any amendment or report filed which updates such description.

        In addition, unless otherwise stated herein, all documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to the extent, if at all, stated therein, certain reports on Form 6-K furnished by the Company prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item	8.Exhibits

        See the Exhibit Index attached hereto for a list of the exhibits being filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Rosh Pina, State of Israel, on this 2nd day of February, 2012.

Date: February 2, 2012	ON TRACK INNOVATIONS LTD. By: /s/ Oded Bashan —————————————— Oded Bashan Chairman of the Board of Directors Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oded Bashan and Tanir Horn, jointly and severally, his/her attorneys-in-fact, each with full power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Oded Bashan Oded Bashan	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 2, 2012
/s/ Tanir Horn Tanir Horn	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2012

/s/ Ronnie Gilboa Ronnie Gilboa	Director, Vice President – Projects	February 2, 2012
/s/ Ohad Bashan Ohad Bashan	President, Chief Marketing Officer and Director	February 2, 2012
/s/ Ra'anan Ellran Ra'anan Ellran	Director	February 2, 2012
/s/ Mark Green Mark Green	Director	February 2, 2012
/s/ Ora Setter Ora Setter	Director	February 2, 2012
/s/ David P. Stone David P. Stone	Director	February 2, 2012
/s/ Eli Akavia Eli Akavia	Director	February 2, 2012

Authorized Representative in the United States:

OTI AMERICA, INC. /s/ Ohad Bashan Ohad Bashan, Chief Executive Officer	February 2, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1*	Specimen share certificate

4.2*	Memorandum of Association of the Company, dated as of February 14, 1990, and Certificate of Change of Name, dated as of July 22, 1998

4.3**	Articles of Association of the Company

4.4***	Rights Agreement, dated as of January 12, 2009, as amended and restated on January 11, 2012, between the Company and Continental Stock Transfer & Trust Company

5.1	Opinion of Zysman, Aharoni, Gayer & Co., Law Offices as to the validity of the ordinary shares

23.1	Consent of Somekh, Chaikin, a member firm of KPMG international, independent registered public accounting firm

23.2	Consent of Zysman, Aharoni, Gayer & Co., Law Offices (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature page to the Registration Statement)

99.1	2001 Employee Share Option Plan, as amended and restated on November 30, 2011

*	Incorporated herein by reference from the Registrant’s Registration Statement on Form F-1 (Registration No. 333-90496), filed with the SEC on June 14, 2002.

**	Incorporated herein by reference from the Registrant’s Registration Statement on Form 8-A/A (Amendment No. 1), filed with the SEC on January 12, 2009.

***	Incorporated herein by reference from the Registrant’s Registration Current Report on Form 6-K filed with the SEC on January 11, 2012.